UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2006

Cowlitz Bancorporation
(Exact Name of Registrant as specified in its charter)

Washington	0-23881	91 - 529841
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

927 Commerce Ave.
Longview, Washington 98632
Address of Principal Executive Office and Zip Code

Registrant's telephone number including area code 360-423-9088

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

        On December 22, 2005, Cowlitz Bancorporation announced that Gerald L. Brickey has been hired as Executive Vice President and Chief Financial Officer commencing December 28, 2005. On January 19, 2006, Mr. Brickey and Cowlitz entered into an Employment Agreement that provides for annual compensation of $160,000 with a targeted performance bonus of 25% of annual salary. If Mr. Brickey is terminated by Cowlitz other than for cause, he will be entitled to six months salary as severance. If Mr. Brickey is terminated in connection with a change in control of Cowlitz, he will be entitled to a payment equal to eighteen month's salary and the highest bonus paid to him in the two years prior to the change in control. The term of the Employment Agreement began effective December 28, 2005 and continues for two years. Unless either party informs the other party that they do not wish to extend the Employment Agreement at least 60 days prior to the end of the term, the Employment Agreement will automatically renew for an additional one-year term.

Item 9.01    Financial Statements and Exhibits.

                  (a)    Not applicable.
                  (b)    Not applicable.
                  (c)    Exhibits.
                          99.1 Employment Agreement

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COWLITZ BANCORPORATION (Registrant)
Date: January 24, 2006 By:	/s/ Richard J. Fitzpatrick
Richard J. Fitzpatrick, Chief Executive Officer